Addendum to Contract

Addendum No. 1 to the Contract: # 17/4 dated: March 3, 2014

Between

InterBeauty, Ltd. The Purchaser

Lepota, Inc.         The Supplier

 Supplier and Purchaser make the following terms  and conditions  part of the  Contract:

1.

 Extend the contract expiration date until December 31, 2018 or earlier if one of the parties decides to terminate the agreement by giving a 30 days termination notice.

Purchaser: /s/ Chernykh L.V.-----------------

Date:   March 1, 2016

Supplier: /s/  Iurtaev  I. V.--------------------

Date: March 1, 2016